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                                                                    EXHIBIT 3.50

                          CERTIFICATE OF INCORPORATION

                                       OF

                              U.S. ZINC CORPORATION

                                   * * * * *

                  1.       The name of the corporation is

                              U.S. ZINC CORPORATION

                  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock which the corporation shall have authority to issue is three thousand (3,000) and the par value of each of such shares is One

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Dollar ($1.00) amounting in the aggregate to Three Thousand Dollars ($3,000).

                  5. The name and mailing address of each incorporator is as follows:

           NAME                          MAILING ADDRESS

         K.S. Hood                     811 Dallas Avenue
                                       Houston, Texas 77002

         V.S. Alfano                   811 Dallas Avenue
                                       Houston, Texas 77002

         L. J. Bice                    811 Dallas Avenue
                                       Houston, Texas 77002

                  6.       The corporation is to have perpetual existence.

                  7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

                  8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from

                                       -2-

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time to time by the board of directors or in the by-laws of the corporation.

                  9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  WE, THE UNDERSIGNED, being each of the incorporators herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 13th day of December, 1988.

                                        /s/ K. S. Hood
                                        ----------------------------------------
                                        K. S. Hood

                                        /s/ V. S. Alfano
                                        ----------------------------------------
                                        V. S. Alfano

                                        /s/ L. J. Bice
                                        ----------------------------------------
                                        L. J. Bice

                                       -3-
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                              CERTIFICATE OF MERGER
                                       OF

                          GULFMET HOLDINGS CORPORATION
                                      INTO

                              U.S. ZINC CORPORATION

Gulfmet Holdings Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

- Gulfmet Holdings Corporation was incorporated on the 21st day of December 1988, pursuant to the Laws of the State of Delaware.

- U.S. Zinc Corporation was incorporated on the 21st day of December 1988 pursuant to the Laws of the State of Delaware.

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is U.S. Zinc Corporation

FOURTH: That the Certificate of Incorporation of U.S. Zinc Corporation, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 6020 Navigation Blvd., Houston, Texas, 77011-1132.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective on April 1, 1998.

Dated: April 1, 1998.

                                        U.S. Zinc Corporation

                                        /s/ M. Russ Robinson
                                        ----------------------------------------
                                        By M. Russ Robinson, its President

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                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                  B&F METALS, INC., A PENNSYLVANIA CORPORATION
                                 WITH AND INTO
                 U.S. ZINC CORPORATION, A DELAWARE CORPORATION

         U.S. Zinc Corporation, a Delaware corporation ("Parent"), does hereby certify the following in accordance with Section 253 of the Delaware General Corporation Law:

         (i) that Parent owns all of the outstanding capital stock of B&F Metals, Inc., a Pennsylvania corporation ("Subsidiary"); and

         (ii) that the Board of Directors of Parent, by resolution adopted at a duly called meeting on May 3, 2000, unanimously determined to, and effective July 31, 2000 do, merge Subsidiary into Parent. A copy of the resolution is attached hereto as Exhibit A.

         The Parent has caused this Certificate of Ownership and Merger to be executed by its Vice President and Treasurer effective as of July 28, 2000.

                                        U.S. ZINC CORPORATION

                                        By: /s/ James B. Walburg
                                            ------------------------------------
                                            James B. Walburg
                                            Vice President

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                                    EXHIBIT A

         The following resolutions were adopted at a duly called meeting of the Board of Directors of U.S. Zinc Corporation, a Delaware corporation, on May
3, 2000:

         "WHEREAS, the Company owns all of the issued and outstanding stock of B&F Metals, Inc., a Pennsylvania corporation ("Subsidiary") and desires to merge Subsidiary with and into the Company;

         NOW THEREFORE, BE IT RESOLVED, that, effective as of July 31, 2000, Subsidiary merge (the "Merger") with and into the Company, and the Company shall be the surviving corporation (the "Surviving Corporation") pursuant to the General Corporation Law of the State of Delaware; and be it

         FURTHER RESOLVED, that the Certificate of Incorporation of the Company shall constitute the Certificate of Incorporation, as amended, of the Surviving Corporation; and the Bylaws of the Company shall constitute the Bylaws of the Surviving Corporation; and be it

         FURTHER RESOLVED, that the directors and officers of the Surviving Corporation shall be the directors, and officers of the Company immediately prior to the Merger; and such directors and officers shall hold their respective positions until their successors shall have been duly elected and qualified; and be it

         FURTHER RESOLVED, that upon the effective date of the Merger each share of the issued and outstanding capital stock of Subsidiary shall be canceled and no consideration shall be exchanged therefor, and each share of the capital stock of the Company outstanding immediately prior to the Merger, by virtue of the Merger and without any action on the part of the holders thereof, shall represent one share of the Surviving Corporation having, in each case, the same voting powers, designations, limitations and restrictions thereof, as such share shall have immediately prior to the Merger under the Certificate of Incorporation of the Company; and be it

         FURTHER RESOLVED, that at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware, the Board of Directors of the Company or any duly authorized committee thereof may determine not to effect the Merger; and be it

         FURTHER RESOLVED, that the President or any Vice President of the Company be, and they hereby are, severally authorized and directed to make and execute, in the name and on behalf of the Company, and to file in the proper public offices, a Certificate of Ownership and Merger setting forth a copy of these resolutions; and be it

         FURTHER RESOLVED, that the President or any Vice president of the Company be, and they hereby are, severally authorized and directed to take such further action and to execute such certificates and other documents as they, in their discretion, shall deem necessary or advisable to consummate the Merger and effect the foregoing resolutions."